UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 28, 2017

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Net Element, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2017 (the “Original Filing”) in order to update and correct the disclosure in paragraph B of Item 5.02 of the Original Filing by removing a sentence regarding a contingent $450,000 cash performance bonus to Oleg Firer, the Chief Executive Officer of the Company, as described below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

B.	Awards Outside 2013 Equity Incentive Compensation Plan, as amended.

On February 28, 2017, in reliance on applicable exemption from the securities laws registration requirements and subject to the Corporation shareholders’ approval for purposes of compliance with the Nasdaq Rule 5635(c), the Committee awarded to Oleg Firer, the Chief Executive Officer of the Company, 471,388 restricted shares of the Company common stock as performance bonus. Such restricted shares will be not issued and will be deemed forfeited if such shareholders’ approval is not obtained until the end of the Corporation’s fiscal year 2017. Further, the Committee approved $300,000 cash performance bonus to Oleg Firer, payable when the Company has sufficient capital to pay such cash bonus and cover the Company’s on-going monthly operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2017

NET ELEMENT, INC.

By:      /s/ Jonathan New

Name: Jonathan New

Title: Chief Financial Officer

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